Exhibit 1.1
6,500,000 Shares
GOLAR LNG LIMITED
COMMON SHARES (PAR VALUE $1.00)
UNDERWRITING AGREEMENT
November 14, 2016

November 14, 2016
Citigroup Global Markets Inc.
Clarksons Platou Securities, Inc.
Danske Markets Inc.
Evercore Group L.L.C
 c/o Citigroup Global Markets Inc.
388 Greenwich Street
 New York, New York 10013
Ladies and Gentlemen:
Golar LNG Limited, a Bermuda exempted company (the "Company"), proposes to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters") for whom Citigroup Global Markets Inc. is acting as representative (the "Representative"), 6,500,000 common shares (the "Firm Shares") in the share capital of the Company, par value $1.00 (the "Common Shares"). The Company also proposes to issue and sell to the several Underwriters not more than an additional 975,000 Common Shares (the "Additional Shares") if and to the extent that you, as managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." The Common Shares to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock."
The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form F-3 (File number 333-196992), including a prospectus, relating to the Shares. The registration statement, at any given time, together with the amendments thereto prior to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Securities Act of 1933, as amended (the "Securities Act"), or at such time, as the case may be, is hereinafter referred to as the "Registration Statement," and the related prospectus, dated June 24, 2014, included in the Registration Statement at the time first filed with the Commission when it became automatically effective covering the securities included in such Registration Statement including the Shares, is hereinafter referred to as the "Base Prospectus." The Base Prospectus, as supplemented by the prospectus supplement, dated November 14, 2016, specifically relating to the Shares in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the "Prospectus," and the term "preliminary prospectus" means any preliminary form of the Prospectus, including, without limitation, the Time of Sale Prospectus (as defined below).

For purposes of this Agreement, "free writing prospectus" has the meaning set forth in Rule 405 under the Securities Act, "Time of Sale Prospectus" means the preliminary prospectus together with the documents and pricing information set forth in Schedule II hereto, "Applicable Time" means 7:00 pm. (New York City time) on November 14, 2016, and "broadly available road show" means a "bona fide electronic road show" as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.
As used herein, the terms "Base Prospectus," "preliminary prospectus," "Time of Sale Prospectus" and "Prospectus" shall include the documents incorporated and deemed to be, if any, incorporated by reference therein as of the date of reference to any such "Registration Statement," "Base Prospectus," "preliminary prospectus," "Time of Sale Prospectus" and "Prospectus." The terms "supplement," "amendment" and "amend" as used herein with respect to the Registration Statement, the Base Prospectus, the Time of Sale Prospectus, preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are deemed to be incorporated by reference therein.
The entities set forth on Schedule III hereto are direct or indirect subsidiaries of the Company and are referred to herein collectively as the "Significant Subsidiaries."
The Company and the Significant Subsidiaries are hereinafter referred to collectively as the "Company Entities." For the avoidance of doubt, each of Golar Power Limited and Golar LNG NB13 Corporation is not a Company Entity.
1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:
(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. The Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act, and at all relevant times for purposes of this Agreement and the transactions contemplated hereby the Company is, was and will be a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement, and to file on Form F-3 and, the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement. The Company agrees to pay the fees required by the Commission relating to the Shares within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated or deemed to be incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not and at the Applicable Time, will not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date and each Option Closing Date (as each is defined in Section 2), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show and the free writing prospectus, if any, when taken together with the preliminary prospectus accompanying, or delivered prior to delivery of, or filed prior to the first use of, such broadly available road show and/or free writing prospectus, as applicable, did not and at the Closing Date and each Option Closing Date (as defined in Section 2) will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus, at the time filed with the Commission as of the date hereof, as of the Closing Date and as of each Option Closing Date (as defined in Section 2) did not, does not and as then amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus, any preliminary prospectus, any broadly available road show or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein.

(c) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares, the Company is not, was not and will not be, and as of the Applicable Time, the Company was not an "ineligible issuer" as defined in Rule 405 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of (with the Company's written consent) or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto forming part of the Time of Sale Prospectus, and broadly available road show, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior written consent, prepare, use or refer to, any free writing prospectus. Each free writing prospectus, if any, identified in Schedule II hereto, and broadly available road show, if any, as of its issue date and at all times through the completion of the public offering and sale of the Shares, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus.
(d) Each of the Company Entities has been duly formed or incorporated, is validly existing as a limited liability company or corporation in good standing (where such concept is relevant) under the laws of its respective jurisdiction of formation or incorporation, has the limited liability company or corporate power and authority to own or lease its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing (where such concept is relevant) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, securityholders' equity, results of operations, business or properties of the Company Entities taken as a whole (a "Material Adverse Effect").
(e) Other than as disclosed or contemplated in the Time of Sale Prospectus and the Prospectus, the Company owns, directly or indirectly, (i) 100% of the equity interests in each of the Significant Subsidiaries and (ii) 50% of the equity interests in Golar Power Limited and 51% of the equity interests in OneLNG S.A. (together with Golar Power Limited, the "Joint Venture Entities"), and such equity interests have been duly authorized and validly issued in accordance with the charter, bye-laws, limited liability company agreement or other organizational document of each Significant Subsidiary (the "Subsidiary Organizational Documents") or Joint Venture Entity (the "Joint Venture Organizational Documents") and are fully paid (to the extent required under the Subsidiary Organizational Documents or the Joint Venture Organizational Documents) and nonassessable (except as such nonassessability may be affected by applicable law and subject to the provisions of the applicable organizational documents and any applicable shareholders' agreements); and the Company owns such equity interests free and clear of all liens, perfected security interest or any other security interests, claims or encumbrances other than those (i) described in the Time of Sale Prospectus and the Prospectus or (ii) that do not materially affect the operation of such subsidiaries or joint venture entities, taken as a whole, and do not materially interfere with the operation of such subsidiaries or joint venture entities, taken as a whole, as they have been operated in the past and are proposed to be operated in the future, as described in the Time of Sale Prospectus and the Prospectus.

(f) Except as listed on Schedule III, none of the Company Entities owns, directly or indirectly, any equity or long-term debt securities of any other corporation, partnership, limited liability company, joint venture, association or other entity that constitutes a significant subsidiary of the Company within the meaning of Regulation S-X. The Significant Subsidiaries listed on Schedule III are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X.
(g) As of June 30, 2016, the Company had a capitalization as set forth in the "Capitalization" section of the Prospectus.
(h) Except as described in the Time of Sale Prospectus and the Prospectus or as provided in any applicable shareholders' agreements, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity interests in the Company Entities or (ii) outstanding options or warrants to purchase any securities of the Company Entities. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Shares or other securities of the Company.
(i) The Company has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder. On the date of this Agreement, all corporate action required to be taken by the Company, for the execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement to take place as of or prior to the date of this Agreement, shall have been validly taken.
(j) This Agreement has been duly authorized, executed and delivered by the Company.
(k) The Bye-Laws of the Company have been duly authorized, executed and delivered by the Company and are valid, legally binding and enforceable against the Company in accordance with their terms; provided, however, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided further that the indemnity, contribution and exoneration provisions with respect to violations of federal securities laws contained in any of such agreements may be limited by applicable laws and public policy. The Bye-Laws described in this Section 1(k) are herein referred to as the "Company Bye-Laws."

(l) No stamp or other issuance or transfer taxes are payable by or on behalf of the Underwriters in connection with in connection with (i) the execution, delivery or consummation of this Agreement (ii) the creation, allotment and issuance of the Shares, (iii) the sale and delivery of the Shares to the Underwriters or purchasers procured by the Underwriters, or (iv) the resale and delivery of the shares by the Underwriters in the manner contemplated herein.
(m) Based on its current and projected method of operation, and the opinion of its U.S. counsel, the Company should not be a passive foreign investment company ("PFIC") within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended (the "Code"), for its most recent tax year or its current tax year and the Company reasonably expects that it will not be treated as a PFIC for any future tax year.
(n) It is not necessary under the laws of Bermuda (i) to enable the Underwriters to enforce their rights under this Agreement, to enable any holder of Shares to enforce their respective rights thereunder, provided that they are not otherwise engaged in business in the Bermuda, or (ii) solely by reason of the execution, delivery or consummation of this Agreement, for any of the Underwriters or any holder of Shares of the Company to be qualified or entitled to carry out business in Bermuda.
(o) This Agreement is in proper form under the laws of Bermuda for the enforcement thereof against the Company, and to ensure the legality, validity, enforceability or admissibility into evidence in Bermuda of this Agreement.
(p) The Company is a "foreign private issuer" as defined in Rule 405 of the Securities Act.
(q) The courts of Bermuda would recognize as a valid judgment any final monetary judgment obtained against the Company in the courts of the State of New York.
(r) Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Bermuda. The irrevocable and unconditional waiver and agreement of the Company contained in Section 17(a) not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of Bermuda.

(s) The choice of law of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Bermuda and will be honored by the courts of Bermuda. The Company has the power to submit, and pursuant to Section 17(a) has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 17(a)), and has the power to designate, appoint and empower, and pursuant to Section 17(b), has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the Specified Courts.
(t) None of (i) the execution, delivery and performance of this Agreement by the Company, or (ii) the consummation of the transactions contemplated hereby (A) constituted, constitutes or will constitute a violation of the Company Bye-Laws or any of the Subsidiary Organizational Documents, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Company Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any of the Company Entities or any of their properties or assets in a proceeding to which any of them or their properties is a party or (D) resulted, results or will result in the creation or imposition of any lien upon any property or assets of any of the Company Entities, except for such conflicts, breaches, violations, defaults or liens, in the case of clauses (B), (C) or (D), which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or would not materially impair the ability of the Company to consummate the transactions provided for in this Agreement or which are disclosed or contemplated in the Time of Sale Prospectus and the Prospectus.
(u) No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any of the Company Entities or any of their properties or assets is required in connection with (i) the offering or sale of the Shares, (ii) the execution, delivery and performance of this Agreement or the fulfillment of the terms hereof by the Company or (iii) the consummation of any other transactions contemplated by this Agreement or by the Time of Sale Prospectus or the Prospectus, except (i) for such permits, consents, approvals and similar authorizations required under the Securities Act, the Exchange Act and state securities or "Blue Sky" laws of any jurisdiction, (ii) for such consents that have been, or prior to the Closing Date will be, obtained and (iii) for such consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the offering and sale of the Shares.

(v) None of the Company Entities is (i) in violation of its organizational documents, (ii) in violation of any statute, law, rule or regulation or any order, judgment, decree or injunction of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any of the Company or its subsidiaries or any of their properties or assets or (iii) in breach, default (or an event that, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which in the case of clauses (ii) and (iii) would, if continued, reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Company Entities to perform their obligations under this Agreement, except, in the case of clause (iii), such breaches, defaults or violations disclosed or contemplated in the Time of Sale Prospectus and the Prospectus.
(w) The authorized share capital of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.
(x) The Common Shares outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.
(y) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.
(z) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus and the Prospectus.
(aa) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings disclosed in the Time of Sale Prospectus and the Prospectus and proceedings that would not reasonably be expected to have a Material Adverse Effect on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby or by the Time of Sale Prospectus and the Prospectus or (ii) that are required to be disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so disclosed; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not disclosed or filed as required.

(bb) None of the Company Entities has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
(cc)  (i) The Company has established and maintains disclosure controls and procedures (to the extent required by and as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the Company to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.
(dd)  The Company and each of its subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect) and the Company and each of its subsidiaries has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect.
(ee) The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated in connection therewith and the rules of the Nasdaq Stock Market LLC that are effective and applicable to the Company.
(ff) Based upon the assumptions and subject to the limitations set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus (or any documents incorporated by reference therein), the Company believes that it qualified for the exemption from United States federal income tax with respect to its U.S. source international transportation income under Section 883 of the Code for the taxable year ending December 31, 2015 and that it will so qualify for its current and all future tax years, provided that less than 50 percent of its common stock is owned by "5-percent shareholders" as defined in Treasury Regulation 1.883-2(d)(3) for more than half the number of days during each such year.
(gg) Any statistical and market-related data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(hh) None of the Company Entities has distributed or will distribute, any offering material in connection with the offering and sale of the Shares other than the Time of Sale Prospectus, the Prospectus or other materials, if any, permitted by the Securities Act, including Rule 134 thereunder.
(ii) Each preliminary prospectus and the Prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with, and each such preliminary prospectus and the Prospectus was filed within the time periods required by, the Securities Act and the applicable rules and regulations of the Commission thereunder.
(jj) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Time of Sale Prospectus and the Prospectus will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.
(kk) Each of the Company and its subsidiaries (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to pollution or the protection of the environment or imposing liability or standards of conduct concerning the use, handling, storage or management of any Hazardous Materials (as defined below) ("Environmental Laws"), (ii) has received all permits required of it under applicable Environmental Laws to conduct its respective businesses as presently conducted ("Environmental Permits") except for any such Environmental Permits that are the responsibility of the charter parties under the Charter Agreements (as defined below) and that the Company reasonably expects such charter parties to obtain, (iii) is in compliance with all terms and conditions of any such permits and (iv) does not have any liability in connection with any known or threatened release into the environment of any Hazardous Material, except in the case of each of clauses (i), (ii), (iii) and (iv) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The term "Hazardous Material" means (A) any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any "hazardous waste" as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any hazardous, toxic chemical, material, waste or substance regulated under or within the meaning of any applicable Environmental Law. In the ordinary course of business, the Company Entities periodically review the effect of Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate costs and liabilities that they believe are reasonably likely to be incurred pursuant to such Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company Entities have reasonably concluded that such associated costs and liabilities relating to the Vessels (as defined below) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, the parties to the Charter Agreements possess, or reasonably expect to possess in the ordinary course as necessary, the Environmental Permits that are the responsibility of the charter parties to obtain pursuant to the terms of the Charter Agreements.

(ll) (i) None of the Company or its subsidiaries or affiliates that are controlled by the Company ("controlled affiliates"), or any director, officer, or employee thereof, or, to the Company's knowledge, any agent or representative of the Company or of any of its subsidiaries or controlled affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) ("Government Official") in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company and its subsidiaries and controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained in this Section 1(ll); and (iii) neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.
(mm) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency in an applicable jurisdiction (collectively, the "Anti-Money Laundering Laws"), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(nn) (i) None of the Company, any of its subsidiaries, or any director, officer, or employee thereof, or, to the Company's knowledge, any agent, controlled affiliate or representative of the Company or any of its subsidiaries, is an individual or entity ("Person") that is, or is owned or controlled by one or more Persons that are:
(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury's Office of Foreign Assets Control ("OFAC"), the United Nations Security Council ("UNSC"), the European Union ("EU"), Her Majesty's Treasury ("HMT"), or other relevant sanctions authority (collectively, "Sanctions"), or
(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria).
(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:
(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or
(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
(iii) For the past 5 years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.
(oo) Except as provided by applicable law, no Significant Subsidiary is currently prohibited, directly or indirectly, from paying any distributions to the Company, from making any other distribution on such subsidiary's equity interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Time of Sale Prospectus and the Prospectus.

(pp) The Company Entities have good title to all personal property described in the Time of Sale Prospectus and the Prospectus, to be owned by the Company Entities, and the Company and, to the knowledge of the Company, the other entities identified on Schedule IV hereto hold the interest in the applicable vessel set forth opposite its name on Schedule IV ("Vessels"), in each case free and clear of all liens except (i) as described, and subject to the limitations contained, in the Time of Sale Prospectus and the Prospectus, or (ii) as do not materially affect the value of such property, taken as a whole, and do not materially interfere with the use of such properties, taken as a whole, as they have been used in the past and are proposed to be used in the future, as described in the Time of Sale Prospectus and the Prospectus, if any; provided that with respect to any interest in real property and buildings held under lease by the Company Entities, such real property and buildings are held under valid and subsisting and enforceable leases (except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)). As of the date hereof and, except as described in the Time of Sale Prospectus and the Prospectus, the Company Entities do not own, lease or otherwise have interest in any real property.
(qq) Each Vessel is duly registered under the laws of the jurisdiction set forth on Schedule IV.
(rr) Except as would not reasonably be expected to result in a Material Adverse Effect, (i) the Company Entities own or possess, or expect they can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on their business in the manner described in the Time of Sale Prospectus and the Prospectus, and (ii) the Company Entities have not received any written notice and are not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interests in the Company Entities.
(ss) Except as set forth in the Time of Sale Prospectus and the Prospectus, no labor problem or dispute with the employees of any Company Entity exists or, to the knowledge of the Company Entities, is threatened or imminent, and none of the Company Entities is aware of any existing or imminent labor disturbance by the employees of any of the Company Entities' principal suppliers, contractors or customers, which, in any case, would reasonably be expected to have a Material Adverse Effect.
(tt) The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as are generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. None of the Company or any of its subsidiaries have any reason to believe that they will not be able to (i) renew their existing insurance coverage as and when such policies expire or (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their business as now conducted and at a cost that would not reasonably be expected to have a Material Adverse Effect.

(uu) Except as described in or contemplated by the Time of Sale Prospectus and the Prospectus, and except for those that are the responsibility of the charter parties to obtain pursuant to the terms of the charter agreements relating to the Vessels as such agreements are currently in effect (the "Charter Agreements"), the Company Entities possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to own or lease their properties and to conduct their business in the manner described in the Time of Sale Prospectus and the Prospectus, except where the failure so to possess would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; except as described in the Time of Sale Prospectus and the Prospectus, the Company Entities are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and the Company Entities have not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Company, the charter parties to the Charter Agreements possess, or reasonably expect to possess in the ordinary course of business as necessary, the Governmental Licenses that are the responsibility of the charter parties to obtain pursuant to the terms of the Charter Agreements.
(vv) The historical financial statements included in the Time of Sale Prospectus and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby and on the basis stated therein, as of the dates and for the periods indicated; such financial statements comply as to form with the applicable accounting requirements of Regulation S-X under the Securities Act and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved. All disclosures contained in the Time of Sale Prospectus and the Prospectus regarding "non-GAAP financial measures" (as such term is defined by the rules and regulations of the Commission) comply, in all material respects, with Regulation G of the Exchange Time of Sale Prospectus Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Time of Sale Prospectus and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission's rules and guidelines applicable thereto.

(ww) Ernst & Young LLP, who has audited certain financial statements included or incorporated by reference in the Time of Sale Prospectus and the Prospectus of the Company, and delivered its reports with respect thereto, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder and the rules and regulations of the Public Company Accounting Oversight Board.
(xx) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, affiliates, customers or suppliers of any of the Company or any of its subsidiaries, on the other hand, that is required to be disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus but is not so disclosed.
(yy) Subsequent to the respective dates as of which information is given in each of the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Time of Sale Prospectus and the Prospectus, respectively.
2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at a purchase price of (i) $23.50 per common share (the "Other Firm Shares Purchase Price") for an aggregate of 212,765 Firm Shares (the "Other Firm Shares") sold by the Underwriters to Tor Olav Trøim, director of the Company, and (ii) $22.85375 per common share for all other Firm Shares (the "Purchase Price"). With respect to the Other Firm Shares, each Underwriter agrees, severally and not jointly, to purchase the number of Other Firm Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Other Firm Shares to be purchased as the number of Firm Shares set forth on Schedule I opposite the name of such Underwriter bears to the total number of Firm Shares.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 975,000 Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least three business days after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. On each day, if any, that Additional Shares are to be purchased (an "Option Closing Date"), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.
3. [Reserved.]
4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on November 18, 2016, or at such other time on the same or such other date, not later than the fifth business day thereafter, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date."
Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than the fifth business day thereafter, as shall be designated in writing by you.
The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters. The Purchase Price or the Other Firm Shares Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters duly paid and (ii) any withholding required by law.

5. Conditions to the Underwriters' Obligations.
The several obligations of the Underwriters are subject to the following conditions:
(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:
(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the securities of the Company or any of its subsidiaries by any "nationally recognized statistical rating organization," as such term is defined in Section 3(a)(62) of the Exchange Act; and
(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus or the Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus and the Prospectus.
(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a) above and to the effect that the representations and warranties of the Company contained in this Agreement were and are true and correct as of the Applicable Time and the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.
The officer signing and delivering such certificate may rely upon his or her knowledge as to proceedings threatened.
(c) The Underwriters shall have received on the Closing Date an opinion, dated the Closing Date, of Seward & Kissel LLP ("Seward and Kissel"), special U.S. counsel and Republic of The Marshall Islands counsel for the Company, substantially to the effect set forth in Exhibit B-1.
(d) The Underwriters shall have received on the Closing Date an opinion, dated the Closing Date, of MJM Limited ("MJM"), special Bermuda counsel for the Company, substantially to the effect set forth in Exhibit B-2.
(e) The Underwriters shall have received on the Closing Date an opinion, dated the Closing Date, of Spigt Dutch Caribbean N.V. ("Spigt"), special Curaçao counsel for the Company, substantially to the effect set forth in Exhibit  B-3.

(f) The Underwriters shall have received on the Closing Date an opinion, dated the Closing Date, of Watson, Farley & Williams (UK) LLP ("WFW"), special United Kingdom counsel for the Company, substantially to the effect set forth in Exhibit B-4.
(g) The Underwriters shall have received on the Closing Date an opinion, dated the Closing Date, of Advokatfirmaet Wiersholm AS ("Wiersholm"), special Norwegian counsel for the Company, substantially to the effect set forth in Exhibit B-5.
(h) The Underwriters shall have received on the Closing Date an opinion, dated the Closing Date, of Latham & Watkins LLP ("Latham & Watkins"), counsel for the Underwriters, dated such date, in form and substance reasonably satisfactory to the Underwriters.
(i) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP ("Ernst & Young"), independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than November 11, 2016.
(j) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and the officers and directors of the Company listed on Schedule V hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.
(k) The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of the following:
(i) a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(b) hereof remains true and correct as of such Option Closing Date;
(ii) an opinion of Seward and Kissel, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof;
(iii) an opinion of MJM, special Bermuda counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof;

(iv) an opinion of Spigt, special Curaçao counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(e) hereof;
(v) an opinion of WFW, special United Kingdom counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(f) hereof;
(vi) an opinion of Wiersholm, special Norwegian counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(g) hereof;
(vii) an opinion of Latham & Watkins, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(h) hereof;
(viii) [reserved]; and
(ix) such other documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.
(l) At the date of this Agreement, at the Closing Date and at each Option Closing Date, the Underwriters shall have received from the Company a certificate substantially in the form of Exhibit C hereto and signed by the Principal Financial Officer of the Company.
6. Covenants of the Company. The Company covenants with each Underwriter as follows:
(a) To furnish to you, upon request without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.
(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.
(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.
(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances then existing, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances then existing, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.
(f) If, during the period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request, except that the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.
(h) To make generally available to the Company's security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.
(i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants and other advisors in connection with the registration, issuance, sale and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation, printing, distribution and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456 (b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, which fees and disbursements of counsel shall not exceed $10,000, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, which fees and disbursements of counsel shall not exceed $10,000, (v) and all costs and expenses incident to listing the Shares on the NASDAQ Global Market,(vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and fifty percent of the cost of any aircraft chartered in connection with the road show (and the other fifty percent shall be paid by the Underwriters), (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled "Indemnity and Contribution" and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(j) The Company shall pay, and shall indemnify and hold the Underwriters harmless against, any stamp, issue, registration, documentary, sales, transfer or other similar taxes or duties imposed under the laws of Bermuda or any political sub-division or taxing authority thereof or therein that is payable in connection with (i) the execution, delivery, consummation or enforcement of this Agreement, (ii) the creation, allotment and issuance of the Shares, (iii) the sale and delivery of the Shares to the Underwriters or purchasers procured by the Underwriters, or (iv) the resale and delivery of the Shares by the Underwriters in the manner contemplated herein.
(k) Not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Shares contemplated hereby.
(l) To apply the net proceeds from the sale of the Shares in the manner disclosed under the caption "Use of Proceeds" in the Time of Sale Prospectus and the Prospectus.
The Company also covenants with each Underwriter that, without the prior written consent of the Representative on behalf of the Underwriters, it will not, during the period ending 45 days after the date of the Prospectus (the "Restricted Period"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and which has been otherwise disclosed in the Time of Sale Prospectus and the Prospectus, (c) the grant of awards or the issuance of securities upon the exercise of awards granted pursuant to any incentive compensation plan or arrangement disclosed in the Time of Sale Prospectus and the Prospectus, or (d) the issuance and sale of Common Shares pursuant to, and filing of a registration statement on Form S-8 relating to, any employee benefit plan of the Company in effect at date hereof or (e) the issuance by the Company of up to ten percent of the Common Stock outstanding after the offering of the Shares or any securities convertible into or exercisable or exchangeable for Common Stock in connection with mergers or acquisitions, joint ventures, commercial relationships or other strategic transactions.
7. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.
8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim, as promptly as reasonably practicable following the incurrence of such expenses) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a "road show") prepared by or consented to in writing by the Company, or the Prospectus or any amendment or supplement thereto, caused by any omission or alleged omission to state therein (in the case of any prospectus, issuer free writing prospectus or road show, in the light of the circumstances under which they were made) a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement to any of the foregoing. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto are the statements set forth in the second sentence of the third paragraph and the tenth, eleventh and fourteenth paragraphs under the caption "Underwriting" in the Time of Sale Prospectus and the Prospectus.
(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing, provided, however, that the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 8 except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses), and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representative in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final non-appealable judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Purchase Price and Other Firm Shares Purchase Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.
(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or United Kingdom authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.
10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all documented out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.
11. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.
(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.
12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
15. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 (fax no: 1-646-291-1469), Attention: General Counsel; and if to the Company shall be delivered, mailed or sent to: c/o Golar Management Limited, 13th Floor, One America Square, 17 Crosswall, London, England (fax no: (+44) 207 063 7901), Attention: Brian Tienzo.

16. Submission to Jurisdiction; Appointment of Agents for Service. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York (the "Specified Courts") over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement or the offering of the Shares (each, a "Related Proceeding"). The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.
(b) The Company hereby irrevocably appoints Gary Wolfe, of Seward & Kissel, as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company's agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.
17. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Underwriter an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

18. Taxes. If any sum payable by the Company under this Agreement is subject to tax in the hands of an Underwriter or taken into account as a receipt in computing the taxable income of that Underwriter (excluding net income taxes on underwriting discounts and commissions payable hereunder), the sum payable to the Underwriter under this Agreement shall be increased to such sum as will ensure that the Underwriter shall be left with the sum it would have had in the absence of such tax.

Very truly yours,

GOLAR LNG LIMITED

By:	/s/ Brian Tienzo
	Name:	Brian Tienzo
	Title:	Attorney-in-fact

Signature Page to Underwriting Agreement

Accepted as of the date hereof
Citigroup Global Markets Inc.
Acting severally on behalf of themselves and
the several Underwriters named in
 Schedule I hereto.
By:	Citigroup Global Markets Inc.

By:	/s/ Christa Volpicelli
	Name:	Christa Volpicelli
	Title:	Managing Director

Signature Page to Underwriting Agreement

SCHEDULE I
Underwriter	Number of Firm Shares To Be Purchased
Citigroup Global Markets Inc.	4,225,000
Clarksons Platou Securities, Inc.	1,235,000
Danske Markets Inc.	520,000
Evercore Group L.L.C.	520,000
Total:	6,500,000

SCHEDULE II
Time of Sale Prospectus
1. Number of Firm Shares: 6,500,000
2. Number of Additional Shares: 975,000
3. Public offering price: 23.50
4. Shares sold to Tor Olav Trøim: 212,765

SCHEDULE III
Significant Subsidiaries
Name	Jurisdiction of Organization	Ownership
Golar GP LLC	Republic of the Marshall Islands	100%
Golar LNG Energy Limited	Bermuda	100%
Golar LNG 2216 Corporation	Republic of the Marshall Islands	100%
Golar Gandria N.V.	Curacao (Part of the Kingdom of the Netherlands)	100%
Golar Gimi Corporation	Republic of the Marshall Islands	100%
Golar Management Ltd	United Kingdom	100%
Golar Hilli Corporation	Republic of the Marshall Islands	89%
Golar LNG NB10 Corporation	Republic of the Marshall Islands	100%
Golar LNG NB11 Corporation	Republic of the Marshall Islands	100%
Golar LNG NB12 Corporation	Republic of the Marshall Islands	100%
Golar Hull M2021 Corp.	Republic of the Marshall Islands	100%
Golar Hull M2022 Corp.	Republic of the Marshall Islands	100%
Golar Hull M2027 Corp	Republic of the Marshall Islands	100%
Golar Hull M2047 Corp.	Republic of the Marshall Islands	100%
Golar Hull M2048 Corp.	Republic of the Marshall Islands	100%
GVS Corporation	Republic of the Marshall Islands	100%
Golar Management Norway AS	Norway	100%
Golar Commodities Limited	Bermuda	100%

SCHEDULE IV
Vessels
Vessel	Owner (Ownership Interest)	Jurisdiction of Registration
Golar Viking	GVS Corporation (100% ownership)	Republic of the Marshall Islands
Golar Arctic	Golar LNG 2216 Corporation (100% ownership)	Republic of the Marshall Islands
Gimi	Golar Gimi Corporation (100% ownership)	Republic of the Marshall Islands
Hilli	Golar Hilli Corporation (100% ownership)	Republic of the Marshall Islands
Gandria	Golar Gandria N.V. (100% ownership)	Republic of the Marshall Islands
Golar Seal	Golar Hull M2021 Corp. (bareboat charter interest)	Republic of the Marshall Islands
Golar Crystal	Golar Hull M2022 Corp. (100% ownership)	Republic of the Marshall Islands
Golar Bear	Golar Hull M2027 Corp. (100% ownership)	Republic of the Marshall Islands
Golar Glacier	Golar LNG NB10 Corporation (bareboat charter interest)	Republic of the Marshall Islands
Golar Frost	Golar LNG NB12 (100% ownership)	Republic of the Marshall Islands
Golar Snow	Golar Hull M2047 Corp. (bareboat charter interest)	Republic of the Marshall Islands
Golar Ice	Golar Hull M2048 Corp. (bareboat charter interest)	Republic of the Marshall Islands
Golar Kelvin	Golar LNG NB11 Corporation (bareboat charter interest)	Republic of the Marshall Islands

SCHEDULE V
Daniel Rabun
Tor Olav Trøim
Fredrik Halvorsen
Carl Steen
Niels Stolt-Nielsen
Lori Wheeler Naess
Andrew Whalley
Oscar Spieler
Oistein Dahl
Brian Tienzo
Hugo Skår